UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018

MYnd Analytics, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12v-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 29, 2018, MYnd Analytics, Inc. (the “Company”) sold an aggregate of 1,050,000 units for $2.00 per unit (the “Units”), each consisting of one share of newly-designated Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and one Warrant (the “Warrants”) to purchase one share of Common Stock (“Common Stock”), par value $0.001 per share for $2.34 per share in a private placement to three affiliates of the Company, for gross proceeds of $2.1 million (the “Financing”). The private placement closed on March 29, 2018. The closing price per share of the Common Stock on the Nasdaq Stock Market on March 29, 2018 was $1.19 per share.

Shares of the Company’s Series A Preferred Stock will be entitled to receive cash dividends at the rate of five percent (5.00%) of the Original Series A Issue Price per annum, payable out of funds legally available therefor.

The Warrants will be exercisable for a period of five years for an exercise price of $2.34. The exercise price is subject to adjustment for stock splits, stock dividends, combinations or similar events. The Warrants may not be exercised on a cashless basis.

In connection with the Financing, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors, requiring the Company to register the resale of the shares of Common Stock underlying the preferred stock and the Warrants. Under the Registration Rights Agreement, holders of a majority of the registrable securities then outstanding (the “Majority Holders”) may by written notice to the Company (a “Demand Notice”) commencing six (6) months from the closing date, request the Company to effect the registration of all or part of the registrable securities owned by such Majority Holders and their respective affiliates on a Registration Statement on Form S-3. The Company has agreed to use its reasonable best efforts to cause such registration and/or qualification to be complete as soon as practicable, but in no event later than sixty (60) days, after receipt of the Demand Notice.

The Series A Preferred Stock were offered and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each purchaser represented that it is an accredited investor and that it acquired the Series A Preferred Stock and Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company expects to use the proceeds of the Financing for general corporate purposes.

John Pappajohn and Peter Unanue, directors of the Company, purchased $1,000,000 and $100,000 of the Units, respectively. Mary Pappajohn, the spouse of John Pappajohn, purchased $1,000,000 of the Units.

The foregoing are only brief descriptions of the material terms of the Certificate of Designation, Registration Rights Agreement, and Warrant attached hereto as Exhibits 3.1, 10.1, and 10.2, respectively, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02.	Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01, which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2018, the Company filed a Certificate of Designation of Preferences, Rights of the Series A Preferred Stock (the “Certificate of Designation”). A summary of the Certification of Designation and the preferences, rights and limitations of the Series A Preferred Stock is as follows:

Dividends. Shares of the Series A Preferred Stock will be entitled to receive cash dividends at the rate of five percent (5.00%) of the Original Series A Issue Price per annum, payable out of funds legally available therefor. Such dividends shall (i) accrue on shares of Series A Preferred Stock from the date of issuance of such shares, (ii) be cumulative, and (iii) be payable only (A) when, as and if declared by the Board of Directors, (B) upon the occurrence of a Liquidation Event or a Deemed Liquidation Event (whether or not such dividends have been declared) and (C) “in kind” upon a conversion of the Series A Preferred Stock. The value of Common Stock for purposes of determining shares issuable upon a payment in kind shall not be less than the original issue price of the Series A Preferred Stock.

Voting Rights. Each holder of a share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share). The holders shall be entitled to vote as a class on certain significant or corporate actions.

Rank. With respect to distributions upon a Liquidation Event (as defined below), the Series A Preferred Stock shall rank senior to the Common Stock and to each other class of the Company’s capital stock existing now or hereafter created that are not specifically designated as ranking senior to the Series A Preferred Stock.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company or such subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its subsidiaries, taken as a whole (“Liquidation Event”), the holders of shares of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such Liquidation Event to the holders of any junior securities, including the Common Stock, by reason of their ownership thereof, an amount per share equal to the Series A Liquidation Preference for each outstanding share of Series A Preferred Stock then held by them. After the payment or setting apart of payment of the full preferential amounts required to be paid to the holders of shares of Series A Preferred Stock, the remaining assets and funds legally available for distribution to the Company’s stockholders shall be distributed among the holders of the shares of Common Stock ratably on a per-share basis.

Consolidation; Merger. A (i) consolidation or merger of the Company with or into any other entity in which the stockholders of the Company immediately prior to such transaction do not own a majority of the voting capital stock of the surviving entity, (ii) sale, lease, transfer, exclusive license, conveyance or disposition of all or substantially all of the assets of the Company, or (iii) the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of (each of (i), (ii) and (iii), a “Deemed Liquidation Event”), will each be deemed to be a Liquidation Event within the meaning of the Certificate of Designation, unless elected otherwise by vote of the Required Holders. Any securities to be delivered to the stockholders pursuant to a Deemed Liquidation Event will be valued at fair market value.

Conversion. Each Holder of shares of Series A Preferred Stock shall have the right (the “Conversion Right”), at any time and from time to time, at such holder’s option, to convert all or any portion of such holder’s shares of Series A Preferred Stock into fully paid and non-assessable shares of Common Stock. Upon a holder’s election to exercise its Conversion Right, each share of Series A Preferred Stock for which the Conversion Right is exercised shall be converted into such number of shares of Common Stock as is determined by dividing the Original Purchase Price by the conversion price for the Series A Preferred Stock at the time in effect.

The foregoing description of the Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On April 3, 2018, the Company issued a press release announcing the Financing. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Form of Certificate of Designation of Preferences, Rights of the Series A Preferred Stock
10.1	Form of Registration Rights Agreement
10.2	Form of Warrant
99.1	Press Release of MYnd Analytics, Inc., dated April 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYND ANALYTICS, INC.

April 3, 2018	By:	/s/ Donald D’Ambrosio
Name: Donald D’Ambrosio
Title: Chief Financial Officer